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                                                                    EXHIBIT 23.3








                        Independent Accountants' Consent

The Board of Directors
Dynamic Healthcare Technologies, Inc.:

We consent to the use of our reports dated February 19, 1999, relating to the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998, and related schedule of Dynamic Healthcare Technologies, Inc., which reports appear in the December 31, 2000 report on Form 10-K of Dynamic Healthcare Technologies, Inc. and are included herein and incorporated by reference herein and to the reference to our Firm under the heading "Experts" in the registration statement.


KPMG LLP


Orlando, Florida
October 22, 2001